                                                                 EXHIBIT 10.6

                               SECURITY AGREEMENT


               This SECURITY AGREEMENT (this "Agreement"), is entered into as of October 29, 1998 between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and each of the undersigned Subsidiaries of Fitzgeralds Gaming Corporation, a Nevada corporation (individually and collectively, and jointly and severally, "Debtor").

               WHEREAS, Borrower and Foothill are, contemporaneously herewith, entering into the Loan Agreement; and

               WHEREAS, Debtor has executed that certain General Continuing Guaranty, dated as of the date hereof, in favor of Foothill (the "Guaranty"), respecting certain obligations of Borrower owing to Foothill under the Loan Agreement;

               WHEREAS, Debtor desires to collateralize its obligations under the Guaranty and the other Loan Documents to which it is a party by granting to Foothill a security interest in certain of its assets; and

               WHEREAS, Debtor will benefit by virtue of the credit extended by Foothill to Borrower pursuant to the Loan Agreement.

               NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Foothill and Debtor agree as follows:

               1.     DEFINITIONS AND CONSTRUCTION.

                      1.1 DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following definitions:

                             "Accounts" means all currently existing and
hereafter arising accounts, contract rights, and all other forms of obligations owing to Debtor arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by

Debtor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                             "Books" means all of Debtor's books and records,
including: ledgers; records indicating, summarizing, or evidencing the Debtors' properties or assets (including the Collateral) or liabilities; all information relating to the Debtors' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                             "Borrower" means Fitzgeralds Gaming Corporation, a
Nevada corporation.

                             "Collateral" means all right, title, and interest
of Debtor with respect to each of the following:

                                (a) the Accounts,

                                (b) the Books,

                                (c) the Equipment,

                                (d) the General Intangibles,

                                (e) the Inventory,

                                (f) the Negotiable Collateral,

                                (g) any other assets of Debtor that now or hereafter come into the possession, custody, or control of Foothill, and

                                (h) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

        Anything in the Loan Documents to the contrary notwithstanding, the Collateral shall not include the Excluded Assets.

                             "Debtor" has the meaning ascribed thereto in the
preamble to this Agreement.

                             "Equipment" means all of Debtor's present and
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any assets acquired by the Obligors with the proceeds of credit extended by Foothill, (b) any interest of any of the Debtors in any of the foregoing, and (c) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                             "Excluded Assets" means: (a) Debtor's cash, deposit
accounts, and other cash equivalents; (b) furniture, fixtures, and equipment securing Non-Recourse Indebtedness owing in favor of any Person (other than Foothill, any Obligor, or any Affiliate of an Obligor) and permitted to be incurred under both the Indenture and Section 7.1(e) of the Loan Agreement; (c) assets securing Purchase Money Obligations and capital lease obligations, in each case, owing in favor of any Person (other than Foothill, any Obligor, or any Affiliate of an Obligor) and permitted to be incurred under both the Indenture and Sections 7.1(l) and 7.21 of the Loan Agreement; and (d) any General Intangible consisting of contract rights, permits, or licenses (including Casino Licenses) that is now or hereafter held by Debtor as licensee or otherwise, solely in the event and to the extent that: (i) such General Intangible cannot be subjected to a consensual security interest in favor of Foothill without the consent of the licensor or other party to such contract, permit, or license; (ii) any such restriction shall be effective and enforceable under all applicable law, including Section 9318(4) of the Code; and (iii) such consent is not obtainable by Debtor; provided, however, that Excluded Assets does not include (and, accordingly, the Collateral shall include) any and all proceeds of the assets described in clauses (b), (c), and (d) above (unless and to the extent such proceeds constitute Debtor's cash, deposit accounts, or cash equivalents); provided further that any General Intangible qualifying as an Excluded Asset under clause (d) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) from and after such licensor or other applicable party's consent with respect to the grant of a consensual security interest in such General Intangible; provided further that, anything to the contrary notwithstanding, any property or asset acquired by an Obligor for cash or cash equivalents of the Obligors, or otherwise received by an Obligor in exchange for cash or cash equivalents of the Obligors, shall not constitute Excluded Assets so long as such acquired or received property or asset is not an asset described in clause (a), (b), (c), or (d) above.

                             "General Intangibles" means all of Debtor's present
and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                             "Guaranty" means the General Continuing Guaranty of
Debtor to Foothill dated as of the date hereof.

                             "Inventory" means all present and future inventory
in which Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                             "Investment Property" means "investment property"
as that term is defined in Section 9115 of the Code.

                             "Loan Agreement" means that certain Loan and
Security Agreement, dated as of the date hereof, between Borrower and Foothill.

                             "Negotiable Collateral" means all of Debtor's
present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein Debtor is the lessor), chattel paper, and Books relating to any of the foregoing.


                      1.2 CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                      1.3 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtor and supplemental rights and remedies in favor of Foothill, in each case in respect of the Collateral, shall not be deemed a conflict with the Loan Agreement.

                      1.4 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

               2.     CREATION OF SECURITY INTEREST.

                      2.1 GRANT OF SECURITY INTEREST. Each Debtor hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral (other than Real Property) in order to secure prompt repayment of any and all of such Debtor's obligations, and in order to secure prompt performance by such Debtor of each of its covenants and duties under the Loan Documents (the "Secured Obligations"). Foothill's security interests in the Collateral (other than the Real Property) shall attach to all Collateral (other than Real Property) without further act on the part of Foothill or Debtor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Debtor has any authority, express or implied, to dispose of any item or portion of the Collateral.

                      2.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority is dependent or enhanced by possession, each Debtor, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

                      2.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. At any time from and after and during the continuation of an Event of Default, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of each Debtor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Debtor agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by the applicable Debtor.

                      2.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Debtor shall execute, and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, mortgages, deeds of trust, assignments, collateral assignments, leasehold mortgages, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

                      2.5 ADDITIONAL PROVISIONS INCORPORATED BY REFERENCE. Sections 4.5 and 4.6 of the Loan Agreement are incorporated herein by this reference and shall apply to each Debtor and the Collateral, mutatis mutandis.

               3.     REPRESENTATIONS AND WARRANTIES.

                      Debtor represents and warrants as follows:

                      3.1 NO PRIOR ENCUMBRANCES. Debtor has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                      3.2 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) except as set forth on Schedule 6.12 to the Loan Agreement and are located only at the locations identified on Schedule 6.12 to the Loan Agreement or otherwise permitted by Section 6.12 of the Loan Agreement.

                      3.3 RELIANCE BY FOOTHILL; CUMULATIVE. The warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Foothill and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Debtor shall now or hereinafter give, or cause to be given, to Foothill.

               4.     AFFIRMATIVE COVENANTS.

                      Debtor covenants and agrees that, until payment in full of the Secured Obligations, and unless Foothill shall otherwise consent in writing, Debtor shall do all of the following:

                      4.1 MAINTENANCE OF EQUIPMENT. Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Debtor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                      4.2 TAXES. Debtor shall: (a) cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Debtor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.

                      (b) Make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

                      (c) Make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Debtor has made such payments or deposits.

                      4.3 EXISTENCE. Debtor shall do all things necessary to preserve and keep in full force and effect its existence, except, in each case, to the extent that the failure of such Debtor to do the same would not result and could not reasonably be expected to result in a Material Adverse Change.

               5.     NEGATIVE COVENANTS.

                      Debtor covenants and agrees that until payment in full of the Secured Obligations, it will not do any of the following without Foothill's prior written consent:

                      5.1 CHANGE NAME. Change Debtor's name, FEIN, business structure, or identity, or add any new fictitious name.

                      5.2 NATURE OF BUSINESS; FISCAL YEAR. (a) Make any change in the principal nature of Debtor's business, or (b) without the prior written consent of Foothill, which consent shall not unreasonably be withheld, change the date of its fiscal year.

                      5.3 SUSPENSION. Suspend or go out of business.

                      5.4 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Without thirty (30) days prior written notification to Foothill, relocate its chief executive office to a new location, unless, at the time of such written notification, Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

                      5.5 NO LOSS OF CASINO LICENSE. Through direct or indirect action, or failure to take an action, cause any Casino License that is material to Debtor, to be forfeited, revoked, rescinded, materially imposed or not-renewed.

               6.     EVENTS OF DEFAULT.

                      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

               6.1 The occurrence of an Event of Default (as defined in the Loan Agreement);

               6.2 If Debtor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in this Agreement or in the Guaranty, or in any other present or future agreement between Debtor and Foothill; or

               6.3 If Debtor makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Secured Obligations, except to the extent such payment is permitted by the terms hereof and by the subordination provisions applicable to such indebtedness.

               7.     FOOTHILL'S RIGHTS AND REMEDIES.

                      7.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to Foothill as provided hereafter, Foothill may, at its election, without notice of its election and without demand, do any one or more of the following with respect to each Debtor, all of which are authorized by such Debtor:

                             (a) Proceed directly and at once, without notice,
against Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against Borrower or any other Person, or against any security or collateral for the Secured Obligations;

                             (b) Without notice to the Debtor and regardless of
the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations (i) any indebtedness due or to become due from Foothill to the Debtor and (ii) any moneys, credits or other property belonging to the Debtor at any time held by or coming into the possession of Foothill;

                             (c) May exercise in respect of the Collateral, in
addition to other rights and remedies provided for herein and the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

                             (d) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                             (e) Cause Debtor to hold all returned Inventory in
trust for Foothill, segregate all returned Inventory from all other property of Debtor or in Debtor's possession and conspicuously label said returned Inventory as the property of Foothill;

                             (f) Without notice or demand, make such payments
and do such acts as Foothill considers necessary or reasonable to protect its security interest in the Collateral. Debtor agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Debtor authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Foothill's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Debtor's owned premises, Debtor hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                             (g) Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the

Collateral. Foothill is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                             (h) Sell all or any part of the Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Foothill shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released to the extent permitted by law;

                             (i) By an instrument in writing, appoint a receiver
(which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

                             (j) Require Debtor to establish a lockbox or other
restricted account satisfactory to Foothill for the collection of Accounts, General Intangibles, or Negotiable Collateral;

                             (k) Notify customers or Account Debtors of Debtor
that the Accounts of Debtor, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein;

                             (l) Collect the Accounts, General Intangibles, and
Negotiable Collateral directly, and charge the collection costs and expenses as Foothill Expenses; but, unless and until Foothill does so or gives Debtor other written instructions, Debtor shall collect all Accounts of Debtor, General Intangibles, and Negotiable Collateral for Foothill, receive in trust all payments thereon as Foothill's trustee, and immediately deliver said payments to Foothill in their original form as received from such Account Debtor; or

                             (m) Any deficiency which exists after disposition
of the Collateral as provided above will be paid immediately by Debtor up to the maximum amount, if any, of Debtor's liability under the Guaranty. Any excess will be returned to Debtor, without interest and subject to the rights of third parties, by Foothill.

Except as required by law, Foothill may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Debtor or any other person.

All right, remedies, and powers provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable gaming laws, rules, and regulations enacted by the applicable Gaming Authority (the "Applicable Gaming Laws") and all provisions of this Agreement relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Foothill will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming Equipment regulated by Applicable Gaming Laws (including any such sale or disposition of gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), "cashless wagering systems", (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws).

                      7.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election,and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

               8.     TAXES AND EXPENSES.

               If Debtor fails to pay any monies (whether taxes, assessments, insurance premiums, Permit fees, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or any other Loan Document, then, to the extent that Foothill determines that such failure by Debtor could result in a Material Adverse Change, in its discretion and without prior notice to any Obligor, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; or (b) set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, fee, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

               9.     WAIVERS; INDEMNIFICATION.

                      9.1 DEMAND; PROTEST; ETC. To the extent permitted by law, Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Debtor may in any way be liable. Debtor hereby waives any defenses that Debtor might have based upon suretyship or impairment of collateral, such waiver being intended to be a waiver contemplated by Section 3605(i) of the Code.

                      9.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Debtor.

                      9.3 INDEMNIFICATION. Debtor agrees to defend, indemnify, save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to transactions with Borrower or Debtor, whether under this Agreement, the other Loan Documents or otherwise. This provision shall survive the termination of this Agreement and the repayment of the Secured Obligations.

               10.    NOTICES.

                      All notices and other communications hereunder to Foothill shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to Debtor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Loan Agreement.

               11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                      THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF DEBTOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

                      DEBTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. DEBTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               12.    DESTRUCTION OF DEBTOR'S DOCUMENTS.

                      All documents, schedules, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four
(4) months after they are delivered to or received by Foothill, unless Debtor requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at Debtor's expense, for their return.

               13.    GENERAL PROVISIONS.

                      13.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Debtor and accepted and executed by Foothill.

                      13.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Debtor from its Secured Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Debtor is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection therewith, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Debtor or Debtor's business. To the extent that Foothill assigns its rights and obligations to a third Person, Foothill thereafter shall be released from such assigned obligations to Debtor and such assignment shall effect a novation between Debtor and such third Person.

                      13.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                      13.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                      13.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                      13.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Debtor.

                      13.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same

Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                      13.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Secured Obligations by Debtor or the transfer by Debtor to Foothill of any property of Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                      13.9 AGREEMENT TO BE BOUND BY LOAN AGREEMENT. By its execution and delivery of this Agreement any Debtor that is not a party to the Loan Agreement nevertheless shall be deemed to have agreed to be bound by each provision in the Loan Agreement relating to the Obligors or their assets with the same force and effect as though such Debtor were party to the Loan Agreement, mutatis mutandis.

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.


                                            FOOTHILL CAPITAL CORPORATION, a
                                            California corporation


                                            By /s/ BRIAN DUFFY
                                               -----------------------------
                                            Title:  Vice President
                                                   --------------------------


                                            FITZGERALDS SOUTH, INC., a Nevada
                                            corporation
                                            FITZGERALDS MISSISSIPPI, INC., a
                                            Mississippi corporation
                                            FITZGERALDS LAS VEGAS, INC., a
                                            Nevada corporation
                                            FITZGERALDS FREMONT EXPERIENCE
                                            CORPORATION, a Nevada corporation
                                            FITZGERALDS RENO, INC., a Nevada
                                            corporation
                                            FITZGERALDS INCORPORATED, a Nevada
                                            corporation
                                            FITZGERALDS BLACK HAWK, INC., a
                                            Nevada corporation
                                            FITZGERALDS BLACK HAWK II, INC., a
                                            Colorado corporation
                                            101 MAIN STREET LIMITED
                                            LIABILITY COMPANY, a
                                            Colorado limited liability company


                                            By /s/ MICHAEL E. MCPHERSON
                                              -----------------------------
                                            Name: Michael E. McPherson
                                            Title: Senior Vice President,
                                            Chief Financial Officer, Treasurer,
                                            and Secretary of each of the
                                            above-listed companies